Exhibit 23.2

[King & Wood Mallesons Letterhead]

Jingmeng High-Tech Building B, 4th Floor

No. 5 Shangdi East Road

Haidian District

Beijing 100085

People’s Republic of China

RE: CHINA DIGITAL TV HOLDING CO., LTD.

Dear Sirs/Madams,

We have acted as legal advisors as to the laws of the People’s Republic of China to China Digital TV Holding Co., Ltd., an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended December 31, 2011.

We hereby consent to the reference of our firm under the headings “Risk Factors”, “Regulation” and elsewhere in the Form 20-F.

In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely,

/s/ King & Wood Mallesons

Date: April 17, 2012